UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2017

Biogen Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Binney Street, Cambridge, Massachusetts 02142

(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)         On November 21, 2017, Biogen Inc. (the “Company”) announced that, in connection with the appointment of Jeffrey D. Capello as the Company’s Executive Vice President and Chief Financial Officer, Gregory F. Covino, the Company’s Vice President, Finance, Chief Accounting Officer and interim Principal Financial Officer, will step down as interim Principal Financial Officer effective as of December 11, 2017.

(c)         On November 21, 2017, the Company announced the appointment of Jeffrey D. Capello as Executive Vice President and Chief Financial Officer effective as of December 11, 2017.

Mr. Capello, age 53, served as the Chief Financial Officer of Beacon Health Options, Inc., a behavioral health company, with responsibility for finance, human resources, information technology, real estate and procurement, from October 2016 until November 2017. From July 2015 until September 2016, Mr. Capello was the founder and Chief Executive Officer of Monomoy Advisors which focuses on helping companies drive shareholder value. From July 2014 until June 2015, Mr. Capello served as the Executive Vice President and Chief Financial Officer of Ortho-Clinical Diagnostics, an in vitro diagnostics company that was acquired by the Carlyle Group from Johnson & Johnson, with responsibility for global finance and business development. Prior to his role at Ortho-Clinical Diagnostics, Mr. Capello served as Chief Financial Officer and Executive Vice President of Boston Scientific Corporation, a worldwide developer, manufacturer and marketer of medical devices, from March 2010 to December 2013. At Boston Scientific, Mr. Capello was responsible for the worldwide management of Boston Scientific’s finance, information systems, business development and corporate strategy functions. Mr. Capello joined Boston Scientific in June 2008 and served as Senior Vice President and Chief Accounting Officer until March 2010. Prior to joining Boston Scientific, he was the Senior Vice President and Chief Financial Officer with responsibilities for global finance and business development at PerkinElmer, Inc., a life sciences tool company, from 2006 to 2008. Previously, he served as PerkinElmer’s Vice President of Finance, Corporate Controller, Treasurer and Chief Accounting Officer from 2001 to 2006. Prior to his tenure at PerkinElmer, Mr. Capello was a Partner at PricewaterhouseCoopers LLP, both in the United States and in the Netherlands. Mr. Capello serves on the Board of Directors of OvaScience, Inc., a biotechnology company, and on the Board of Directors of Flex Pharma, Inc., a biotechnology company. Mr. Capello holds a B.S. degree in Business Administration from the University of Vermont and an M.B.A. degree from Harvard Business School. Mr. Capello is also a certified public accountant.

Under the terms of an offer letter that Mr. Capello entered into in connection with his hiring as Executive Vice President and Chief Financial Officer of the Company, his base salary will be $750,000 and, beginning in 2018, he is eligible to participate in the Company’s annual bonus plan with a target bonus of 70% of his annual base salary. The offer letter also provides that Mr. Capello will receive a one-time cash sign-on bonus of $520,000, which will be paid after his start date. Mr. Capello’s one-time cash sign-on bonus is subject to recoupment by the Company as follows: 100% of his cash sign-on bonus is subject to recoupment if Mr. Capello’s employment terminates within the first year of his employment; 70% of his cash sign-on bonus is subject to recoupment if Mr. Capello’s employment terminates within the second year of his employment; and 35% of his cash sign-on bonus is subject to recoupment if Mr. Capello’s employment terminates within the third year of his employment.

In addition, the offer letter provides that Mr. Capello will be eligible to participate in the Biogen Inc. 2017 Omnibus Equity Plan (the “2017 Plan”) and will receive, under the 2017 Plan, (a) performance stock units with a grant date value of $1,500,000 and (b) market stock units with a grant date value of $1,500,000, each award to be made on the first trading day of the month following his start date. The performance stock units will convert into shares of the Company’s common stock and cash and will cliff vest after three years based on the achievement of specified performance goals. The market stock units are performance-based restricted stock units that will convert into shares of the Company’s common stock and are earned based on the growth of the Company’s common stock price from the date of grant to each of the three annual vesting dates. On each vesting date, the performance multiplier is derived based on the stock price growth measured from the grant date to each of the three annual vesting dates using the average closing stock price for the 30 calendar days prior to and including the grant date and each vesting date.

Under the existing executive severance plan for Executive Vice Presidents, Mr. Capello will be entitled to receive:

•	In the event of a termination of employment other than for cause and other than by reason of Mr. Capello’s death or disability, he would be entitled to receive a lump sum severance payment equal to a minimum of twelve months of his then-annual base salary and target annual bonus, with an additional two months for each full year of service to a maximum benefit of 21 months.

•	If, within two years following a corporate transaction or a corporate change in control, Mr. Capello experiences a termination of employment other than for cause or by reason of death or disability or experiences an involuntary employment action, he would be entitled to a lump sum severance payment equal to two times his then-annual base salary plus target annual bonus. These payments are in lieu of any payment in the preceding paragraph.

Mr. Capello is also entitled to receive continuation of medical and dental insurance benefits if severance is payable under the severance plan for Executive Vice Presidents.

Item 7.01	Regulation FD Disclosure.

On November 21, 2017, the Company issued a press release announcing the appointment of Mr. Capello as Executive Vice President and Chief Financial Officer of the Company effective as of December 11, 2017. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The press release being furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such document be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits

The exhibit listed on the Exhibit Index below is furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Biogen’s press release dated November 21, 2017.

Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Inc.

	By:	/s/ Suzanne Murray
Suzanne Murray
Assistant Secretary

Date: November 21, 2017

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